Exhibit 99.1

InvesTristate June 20, 2006

Corporate Profile NS Group is a leading domestic producer of seamless and welded tubular steel products serving the energy industry. Our products are used primarily in oil and natural gas drilling, exploration and production operations in both onshore and offshore applications.

Disclaimer This presentation contains forward-looking information with respect to the Company's operations and beliefs. Actual results may differ from these forward-looking statements due to many factors, including those discussed in the numerous documents the Company has filed with the Securities and Exchange Commission. NS Group does not undertake any obligations to update or revise its forward-looking statements.

Investment Considerations Pure-play OCTG exposure Significant OCTG market share Substantial capacity OCTG product Alloy grade Produces both seamless & welded OCTG Full backward integration for seamless products Strong end-user relationships Recognized high quality OCTG Record financial performance Debt free

Profile Products Seamless and welded tubular products Oil country tubular goods (API approved) tubing casing alloy and carbon grades Line pipe Company Description

Profile Industries served Exploration & production Pipelines Selected industrial markets Customers Distributors Pipeline and utility companies Company Description

Carbon Alloy East 25 75 2006 Product Mix* Welded Seamless 0.31 0.69 OCTG Other 93 7 Company Description Sales: $190.5 million Carbon 25% Alloy 75% Seamless 69% OCTG All Products Tubular Products by Grade * Based on first quarter sales dollars OCTG 93% Other 7% Welded 31%

Substantial Capacity 820,000 total tons per year 280,000 tons per year of internal alloy capacity Seamless Welded East 570000 200000 Seamless 250,000 tpy Welded 570,000 tpy Company Description

Product Offerings Company Description Alloy 75% Carbon 25% SEAMLESS WELDED API & Premium Upset Production Tubing API Casing API Drill Pipe Coupling Stock API Casing API Production Tubing API Casing Line Pipe Coupling Stock Mechanical Tubing API Casing Line Pipe Piling Standard Pipe 1.9" - 5" O.D. 4 1/2" - 16" O.D.

OCTG Market Share* Significant share of domestic shipments Leadership position in seamless production tubing Company Description Source: Preston Pipe & Tube and Company estimates * Q1 2006 (excludes imports) 18% Welded: Casing 1st Qtr 2nd Qtr 20 80 80% Seamless: Small O.D.

Selected End Users Anadarko Chesapeake Encana EOG ExxonMobil Company Description

Income Statement Data Company Description

Margin Expansion Volume Pricing Product mix Costs Company Description 1Q Q2 Q3 Q4 1Q East 0.162 0.239 0.252 0.264 0.283 Operating Margins by Quarter 2005 2006

Balance Sheet Data March 31, December 31, (in millions) 2006 2005 Cash and equivalents $169.0 $145.1 Working capital $300.1 $267.5 Total assets $462.6 $414.0 Shareholders' equity $342.9 $307.8 Shares outstanding 22.5 22.4 Net debt free No borrowings against $50 million credit facility Company Description

Industry Outlook Industry Environment Strong rig count level (+) + 14% in 2006 Steadily increasing after 2006 Import share (-) - FX, raw materials, international rig count Domestic mill output steady (+) Healthy invent/rig (~) Avg. revenue per ton steady at high level High in 2006 - GDP growth (+) - Costly alternatives (+) - Fuel switching (+) - Return of some industrial demand (+) Heavy for near term - Storage (-) - U.S. production (~) - Summer weather (?) Price volatile around medium level Demand steady - GDP growth (-) Supply discipline (-) - Consolidation Global capacity expansion (+) Exports of scrap (-) Prices steady to up around medium level Natural Gas OCTG Steel Coil/Scrap Demand Supply Price

1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD 2006 Est. Oil 379 269 128 197 217 137 157 165 194 247 237 Avg Gas Price 2.59 2.11 2.27 2.89 4.27 3.22 5.39 6.14 8.62 7.88 Gas 564 571 496 720 939 691 872 1025 1186 1321 1343 Average U.S. Rotary Rig Count Industry Environment (Demand) Source: Baker Hughes, NYMEX and Company estimates

Average International Rig Count 1997 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD 2006 Est. International 809 754 588 652 745 732 771 836 908 904 950 Source: Baker Hughes and Company estimates Industry Environment (Demand)

1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD 2006 Est All other 0.1 0.09 0.14 0.18 0.13 0.18 0.19 0.28 0.295 0.29 Europe 0.09 0.04 0.12 0.12 0.1 0.08 0.11 0.1 0.105 0.11 Average OCTG Imports Industry Environment (Supply) Source: Preston Pipe & Tube Report and Company estimates FX (US$) $1.12 $1.07 $0.93 $0.89 $0.94 $1.12 $1.24 $1.24 $1.23 Euro avg.

U.S. OCTG Inventory Source: Preston Pipe & Tube Report and Company estimates Inventory (end of period) (tons 000's) 1998 1999 2000 2001 2002 2003 2004 2005 2006 YTD Inventory 1200 969 1506 1643 1327 1412 1667 2060 2020 Per Rig 1934 1257 1352 1852 1540 1254 1341 1400 1206 Tons per rig Industry Environment (Supply)

NS Group Average Net Revenue/Ton Record seamless and welded levels Record spreads between seamless and welded Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 1Q 2006 Welded 431 449 467 482 568 862 920 1009 1075 1071 1007 1092 1045 Seamless 342 335 370 378 322 180 290 373 392 588 618 576 684 $ $350 $180 $684 Welded Seamless

2006 Raw Material Cost Scrap raw material costs represent 23% of seamless product COGS Steel coil costs represent 72% of welded product COGS

Average Steel Scrap Prices Source: American Metal Market - No. 1 heavy melt ($ per gross ton) Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 Q1 2006 Q2E Scrap 114 112 121 143 221 182 209 237 201 174 184 221 223 244 Delta ~ $144/ton

Average Steel Coil Prices Source: American Metal Market (Midwest base) ($ per ton) Q1 2003 Q2 Q3 Q4 Q1 2004 Q2 Q3 Q4 Q1 2005 Q2 Q3 Q4 Q1 2006 Q2E Coil 302 280 287 307 450 590 727 673 633 553 493 560 560 593 Delta ~ $293/ton

Investment Summary Pure-play OCTG exposure Premium products (alloy 75%) Significant market share Seamless backward integration Record financial performance Strong balance sheet Positive drilling outlook Substantial upside potential

530 West Ninth Street Newport, KY 41071 (859) 292-6809 www.nsgrouponline.com Thank You!